Exhibit 99.1

News release	July 12, 2023

HYZON MOTORS ANNOUNCES APPOINTMENT OF MATTHEW FOULSTON TO BOARD OF DIRECTORS

ROCHESTER, N.Y., – July 12, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN) (“Hyzon” or the “Company”), a high-power hydrogen fuel cell technology developer and global supplier of zero-emission heavy-duty fuel cell electric vehicles (FCEVs), today announced the appointment of Matthew Foulston to its Board of Directors, effective July 8, 2023. Foulston will serve as Chair of the Audit Committee and as a member of the Compensation Committee.

Foulston is an accomplished financial executive, having served as Chief Financial Officer (CFO) for three publicly listed companies throughout his career. He also brings extensive international expertise, with more than 30 years of experience working across the automotive/commercial truck, mining, agriculture, food, and animal health sectors.

“Matthew is a seasoned financial executive and we’re thrilled to welcome him as the newest independent director on Hyzon’s Board,” said Hyzon’s Chief Executive Officer Parker Meeks. “His financial experience in the heavy-duty trucking industry will provide invaluable guidance as we further strengthen our governance, finance, and accounting operations. I look forward to Matthew’s contributions as Hyzon continues to grow and move toward commercialization of its FCEVs, while focusing on controlling costs and maintaining efficiencies.”

Foulston’s career spans various industries and financial functions. He has served as Executive Vice President and CFO of Covetrus, an animal health distribution, software, and e-commerce company; Executive Vice President and CFO of Treehouse Foods; and CFO of Compass Minerals. Prior to that, Foulston spent over 25 years in the automotive and commercial truck sectors, including as Senior Vice President, Operations/Corporate Finance and Investor Relations for Navistar, Vice President and CFO of Navistar Truck, and Senior Vice President and CFO for Mazda North America, as well as in various finance and strategy roles of increasing responsibility for Ford Motor Company.

“We are focused on ensuring our Board has the right mix of skills and expertise, and Matthew brings the well-rounded perspective of a senior finance executive to our Board,” said Hyzon’s Lead Independent Director Elaine Wong. “Paired with his keen insight into the automotive industry, we are in a strong position to continue advancing our mission, and we look forward to benefitting from his 30+ years of industry experience and financial leadership.”

Foulston received his Bachelor of Science in Economics from Loughborough University in the United Kingdom.

Accelerating the
Energy Transition	hyzonmotors.com

About Hyzon Motors Inc.

Hyzon Motors is a global supplier of high-power fuel cell technology focused on integrating the technology into zero-emission heavy-duty hydrogen fuel cell electric vehicles. Hyzon’s clean hydrogen infrastructure approach synchronizes supply with demand, accelerating the deployment of zero emission trucks. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe, Australia, and New Zealand to mitigate emissions from diesel transportation - one of the single largest sources of global carbon emissions. Hyzon is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance, and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurance that Hyzon will achieve its expectations.

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For investors:
ir@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com